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                                                        Exhibit 23.1

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-3 No. 333-103820) and related Prospectus of ISTA Pharmaceuticals, Inc. for the registration of 13,421,030 shares of its common stock and to the incorporation by reference therein of our report dated February 14, 2003, with respect to the consolidated financial statements included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

San Diego, California                              /s/ ERNST & YOUNG LLP
April 28, 2003                                     -----------------------------
                                                       ERNST & YOUNG LLP